Exhibit 99.2

Lifetime Brands Completes Acquisition of Filament Brands

GARDEN CITY, N.Y. – March 2, 2018 – Lifetime Brands, Inc. (NasdaqGS:LCUT) (“Lifetime” or “the Company”), a leading global provider of branded kitchenware, tableware and other products used in the home, today announced that it has completed its previously announced acquisition of Filament Brands (“Filament”), creating a premier consumer goods company with over $750 million in net sales and an unparalleled portfolio of powerful brands and iconic licenses.

As previously announced, effective today as a result of completing the transaction, Lifetime will be led by Robert Kay, formerly Chairman and Chief Executive Officer of Filament, as CEO and Jeffrey Siegel, formerly Chairman and Chief Executive Officer of Lifetime, as Executive Chairman. Ronald Shiftan will continue as Vice Chairman and Chief Operating Officer and Daniel Siegel will continue as President of Lifetime. Tim Simmone, formerly Chief Operating Officer of Filament, will become Chief Integration Officer.

Additionally, the Lifetime Brands Board of Directors will expand to include Mr. Kay, Bruce G. Pollack and Michael P. Schnabel. Messrs. Pollack and Schnabel are, respectively, Managing Partner and Managing Director of Centre Partners Management, LLC.

Jeffrey Siegel said, “We are excited to complete this transformational transaction, which creates a company with the number one position in key product areas, a diversified customer base with marquee partnerships and a robust product development team and pipeline.”

Robert Kay said, “Lifetime Brands is well-positioned with the scale and capabilities to bring even more great ideas to market and continue to drive significant value creation over the long-term. I look forward to leading the newly combined team as we continue to invest in our world-class brands and grow the business.”

Lifetime will continue to be headquartered in Garden City, New York, with a significant presence in Seattle, Washington, and will maintain its regional facilities around the world.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® Taylor® Kitchen and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Rabbit® Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Taylor® Bath and Taylor® Weather. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Forward-Looking Statements

Lifetime’s statements in this press release related to the acquisition of Filament contain forward-looking statements, including statements regarding expected benefits of the acquisition and the timing and financing thereof. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: the conditions to the completion of the transaction may not be satisfied; debt financing may not be available on favorable terms, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; the parties may be unable to achieve the anticipated benefits of the transaction; revenues following the transaction may be lower than expected; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected; Lifetime may assume unexpected risks and liabilities; completing the acquisition may distract Lifetime’s management from other important matters; and the other factors discussed in “Risk Factors” in Lifetime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent filings with the SEC, which are available at http://www.sec.gov. Lifetime assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts

Lifetime Brands, Inc.:

Laurence Winoker, Chief Financial Officer

516-203-3590

investor.relations@lifetimebrands.com

or

Joele Frank, Wilkinson Brimmer Katcher:

Dan Katcher / Matt Sherman / Andrew Squire

212-355-4449